MCDONALD & COMPANY
                                SECURITIES, INC.

                         Member New York Stock Exchange

                              Century Plaza Towers
                             2049 Century Park East
                                   Suite 3720
                         Los Angeles, California 90067
                          310-552-9040 . 800-552-9040

                                 April 2, 1998


PERSONAL & CONFIDENTIAL

Europa Cruises Corporation
150-153rd Avenue East, Suite 200
Madeira Beach, Florida 33708

Ladies and Gentlemen:

         We are pleased to confirm the arrangements under which McDonald & Company Securities, Inc. ("McDonald") has been exclusively engaged this date by Europa Cruises Corporation, together with its affiliates and subsidiaries (hereinafter the "Company") to provide certain financial advisory services in connection with certain possible transactions involving the Company. For purposes hereof, a "Transaction" shall mean, whether in one or a series of related transactions, the sale or transfer, directly or indirectly, of all or substantially all of the Company's interest in its Diamondhead, Mississippi property (hereinafter the "Diamondhead Property") or a joint venture or other partnership relating to all or a portion of the Diamondhead Property and any merger, consolidation, reorganization, recapitalization or other transaction pursuant to which the Company is acquired by or combined with another unrelated person, partnership or entity and any financing undertaken pursuant to numbered paragraphs 3, 4 and 5 in the section captioned "Fees" located on page 2 of this Agreement. Notwithstanding the foregoing, it is expressly understood that a Transaction shall not include, and this Agreement does not pertain to, the sale or lease of one or more of the Company's cruise ships in a transaction directed solely at those ships.


         During the term of its engagement, McDonald will provide such financial advice and assistance in connection with any potential Transaction as the Company may reasonably request, which request will be deemed to include, but not limited to, a search for joint venture partners relating to the Diamondhead Property acceptable to the Company and which request will be deemed to include advising and assisting the Company in evaluating the various structures and forms of any joint venture partnership, advising the Company in evaluating offers received, assisting the Company in negotiating the financial aspects of any Transaction, and, if applicable, assisting the Company in the preparation of a private placement memorandum.

         It is expressly understood and acknowledged that, for purposes of McDonald's engagement hereunder, the term "Transaction" shall not include an underwritten public offering. Notwithstanding the foregoing, if McDonald presents the Company with a Transaction acceptance to the Company within six (6) months of the date of this Agreement and the Company determines to pursue such transaction (an "Acceptable Transaction"), McDonald shall have a right of first refusal for a period of twelve (12) months from the date of this Agreement to act in the Acceptable Transaction as the Company's exclusive agent and/or lead underwriter in connection with any private placement, public offering or other financing (excluding working capital financings) that may be undertaken by the Company, or by any joint venture formed relating to the Diamondhead Property, on further terms and conditions customary and reasonable. Nothing in this paragraph, or in this Agreement, shall require the Company to accept, pursue or consummate any Transaction.

Fees
----

         In full payment for services to be rendered hereunder by McDonald, the Company agrees to pay McDonald the following fees if, but only if, a Transaction is consummated, as follows:

    1. For a Transaction resulting in the formation of a joint venture or partnership for purposes of developing the Diamondhead Property, McDonald will be paid a fee of one percent (1%) of the Transaction Value of the entire joint venture.

    2. It is understood that the Company does not intend to sell the Diamondhead Property. In the remote event, however, that a Transaction should occur in which the Company sells its Diamondhead Property to another person or entity, McDonald shall be paid a fee equal to 2.5% of the Transaction Value relating to the sale of the same.

    3. For a Transaction in which the Company will develop the property itself without a joint venture partner and in which McDonald raises the funds necessary to develop the property, McDonald will receive a fee equal to: (a) four percent (4%) of the aggregate principal amount of any debt securities sold, and (b) seven percent (7%) of any equity securities sold.

    4. For a Transaction in which the Company will develop the property with a joint venture partner and in which McDonald raises the funds necessary to develop the property, McDonald will receive a fee equal to: (a) four percent (4%) of the aggregate principal amount of any debt securities sold, and (b) seven percent (7%) of any equity securities sold.

    5. If the Company consummates any other Transaction which is not described in the foregoing numbered paragraphs 1-4, including any Transaction resulting in the sale of the Company and/or of Casino World, Inc. and/or of Mississippi Gaming Corporation, to an unrelated person, partnership or entity, McDonald will receive a fee of 2.5% of the Transaction Value.

         In the event a Transaction occurs, which could be deemed to involve more than one of the foregoing categories, McDonald shall be paid a fee under only one of the foregoing categories. The dominant portion of the Transaction shall determine the fee category.

         In the event McDonald raises the funds necessary for a refinancing with respect to the Company's cruise ships or a retail bond offering which has the effect of such a refinancing, with the cruise ships as collateral, McDonald will receive a fee equal to four and one-half percent (4.5%) of the aggregate principal amount of such financing.

         No fee payable to any other financial advisor by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable hereunder to McDonald. It is understood that any fee to McDonald shall be earned and paid upon the closing of a Transaction and at such time that the funds necessary to effect such Transaction are, in fact, received by the Company.

         For purposes of this Agreement, the term "Transaction Value" means the total proceeds and other consideration paid or received or to be paid or received in connection with any Transaction, including, without limitation (i) the total amount of cash paid, directly or indirectly, for the assets, business or capital stock of the Company; (ii) the fair market value of any assets, securities or other property or rights transferred, directly or indirectly, in payment for the assets, business or stock of the Company (including, without limitation, payments to be made under non-competition or similar arrangements and any deferred or contingent payments), except that debt instruments will be valued at the face amount thereof; (iii) the principal amount of any indebtedness for borrowed money appearing on the most recent balance sheet of the Company prior to the consummation of the transaction or, in the case of any Transaction not involving the sale of the capital stock of the Company, any indebtedness to be assumed in connection with such Transaction: and (iv) the aggregate amount of any dividends or other distributions declared by the Company with respect to its stock after the date hereof, other than normal recurring cash dividends in amounts not materially greater than currently paid. If, in lieu of receiving all or any portion of the type of consideration payable to the other shareholders of the Company in connection with a transaction, any shareholder directly or indirectly retains an ownership interest in the Company or any such shareholder or the Company directly or indirectly acquires an ownership interest in the corporation or other entity surviving or resulting from the Transaction, the Transaction Value shall be calculated by assuming that such shareholder or the Company had sold its entire ownership interest in the Company or the corporation or other entity surviving or resulting from the Transaction, as the case may be.

         For purposes of calculating the Transaction Fee, the fair market value of securities for which there is an established trading market will be the closing sale price of the securities on the

         For purposes of calculating the Transaction Fee, the fair market value of securities for which there is an established trading market will be the closing sale price of the securities on the trading day preceding the date of the closing of the Transaction. The fair market value of any assets, securities, property or rights (other than as provided above) will be mutually agreed by McDonald and the Company. If the parties cannot agree upon the fair market value of such assets, securities, property or rights, they will choose a qualified appraiser of national standing to conclusively determine, at the parties joint expense, such fair market value. Upon request, the Company will make available to McDonald any information available to it for purposes of calculating the amount of any component of the Transaction Value. The Transaction Fee will become payable by the Company upon consummation of any Transaction.

         In order to coordinate our efforts to effect a transaction satisfactory to the Company, the Company agrees that it and its directors and executive officers will promptly inform McDonald of any inquiry they may receive concerning the availability of all or a portion of the stock or assets of the Company for purchase or for any other proposed Transaction. McDonald understands that the Company regularly receives numerous inquiries relating to the availability of its vessels for sale or lease and that the Company does not intend to convey said inquiries to McDonald. During the period of McDonald's engagement, neither the Company nor any of its directors or executing officers will initiate any discussions with respect to any Transaction without first consulting McDonald.

         In connection with engagements such as this, it is our policy to receive indemnification. The Company agrees to the provisions with respect to McDonald's indemnity and other matters set forth in Appendix A which is incorporated by reference into this letter.

         The term of this Agreement shall run from the date of this Agreement to a date six (6) months thereafter, unless extended, in writing by the mutual consent of both parties. Notwithstanding the foregoing, this Agreement may be terminated with or without cause by McDonald or the Company at any time upon receipt of written notice by the other party to that effect. Upon termination of the Agreement, neither party will have any liability or continuing obligation to the other, except that: (i) the provisions of Appendix A to this Agreement will survive any such termination; (ii) if a Transaction is consummated within twelve
(12) months of the termination of McDonald's engagement with a party introduced to the Company (an "Introduced Party") by McDonald or if a definitive Agreement for a Transaction with an Introduced Party is entered into during such period, the Company will remain obligated to pay McDonald the Transaction Fee in accordance with the terms of this Agreement; and (iii) if McDonald presents the Company with a Transaction acceptable to the Company within six (6) months of the date of this Agreement and the Company determines to pursue such transaction (an "Acceptable Transaction"), McDonald shall have the right of first refusal for a period of twelve (12) months from the date of this Agreement to act in the Acceptable Transaction as the Company's exclusive agent and/or lead underwriter in connection with any private placement, public offering or other financing (excluding working capital financings) that may be undertaken by the Company, or by any joint venture formed relating to the Diamondhead Property, on further terms and conditions customary and reasonable.

         The Company will provide McDonald with all information concerning the Company which McDonald reasonably deems appropriate in connection with its engagement and will provide McDonald with access to the Company's officers, directors and advisors. McDonald will treat such information as confidential, and will return such information to the Company on completion or termination of this Agreement. All such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges that McDonald will be using and relying upon the accuracy and completeness of the information supplied by the Company and its officers in connection with its engagement without independent verification. All material information which McDonald relies upon will be provided by the Company to McDonald in writing.

         As you know, McDonald is a full service securities firm and as such may from time to time effect transactions for its own account or the account of customers, and hold positions in securities or options on securities of companies which may be the subject of the engagement contemplated by this Agreement.

         For so long as this Agreement remains in effect, McDonald shall serve as a market maker in the Company's common stock and shall also endeavor to distribute press releases on behalf of the Company.

         The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party has been represented by counsel with respect to the negotiation of this Agreement and each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement. This Agreement is solely for the benefit of McDonald, the Company and each of their respective officers, directors, employees and agents, and any person controlling them within the meaning of the Securities Act of 1933, as amended, and the respective legal representatives, successors and assigns of McDonald and the Company, and no other person shall acquire or have any right under or by virtue of this Agreement.

         This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

         McDonald does not have the power to bind the Company contractually, and will not purport to do so or hold itself out as having such power.

         All notices required to be given under this Agreement shall be forwarded as follows, or as subsequently directed in writing:

If to the Company, to both of the following by certified mail, return receipt requested and by facsimile:

         Deborah A. Vitale,
         Chairman of the Board and President
         Europa Cruises Corporation
         150-153rd Avenue, Suite 202
         Madeira Beach, Fl 33708
         Facsimile No.: 813-319-9125 and
         Facsimile No.: 703-683-6816

         Van Sinclair, Esq.
         Arent Fox Kintner Plotkin & Kahn, PLLC
         1050 Connecticut Avenue, N.W.
         Washington, D.C.  20036-5339
         Facsimile No.: 202-857-6395

If to McDonald, to the following by certified mail, return receipt requested and by facsimile:

         Victor F. Faris
         McDonald & Company Securities, Inc.
         McDonald Investment Center
         800 Superior Avenue
         Cleveland, OH 44114
         Facsimile No.: 216-443-2946

         Paul B. Clifford
         McDonald & Company Securities, Inc.
         2049 Century Park East, Suite 3720
         Los Angeles, CA 90067
         Facsimile No.: 310-552-9141

         This Agreement may not be assigned by either party without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested.

         This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof.

         This Agreement may not be modified or amended except in writing, duly executed by all of the parties hereto.

         If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return it to McDonald, at which time this letter will become a mutually binding obligation.

                                             Very truly yours,

                                             McDONALD & COMPANY SECURITIES, INC.

                                             /s/ Paul B. Clifford
                                             ---------------------------
                                             By: Paul B. Clifford
                                             Its: Senior Vice President


Agreed to as of the above date:

EUROPA CRUISES CORPORATION

By:/s/ Deborah A. Vitale
  ------------------------
       Deborah A. Vitale

Its: President


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

                                   APPENDIX A


         In the event that McDonald & Company Securities, Inc. ("McDonald") becomes involved in any capacity, other than as a plaintiff, in any action, proceeding or investigation brought by or against any person, including stockholders of Europa Cruises Corporation (the "Company"), in connection with any matter related to the assignment described in this letter, the Company periodically will reimburse McDonald for its legal and other expenses (including the cost of any investigation and preparation) reasonably incurred in connection therewith; provided, however, that if it is found in any such action, proceeding or investigation that any loss, claim, damage or liability of McDonald has resulted from the gross negligence or bad faith of McDonald in performing the services which are the subject of this letter, McDonald shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of McDonald which is the subject of such finding. The Company also will indemnify and hold McDonald harmless against any losses, claims, damages or liabilities to any such person in connection with any matter related to the assignment described in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of McDonald in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to McDonald or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by McDonald as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and McDonald on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and McDonald with respect to such loss, claim damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of McDonald and the directors, agents, employees and controlling persons (if any), as the case may be, of McDonald and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, McDonald, any such such affiliate and any such person. The indemnity obligations of the Company hereunder shall not extend to any affiliate of McDonald or to the directors, agents, employees, or controlling persons (if any), as the case may be, of McDonald or any such affiliate to the extent that any loss, claim, damage or liability results from the gross negligence or bad faith of McDonald or any such other person in performing the services which are the subject of the letter. The Company also agrees that neither McDonald nor any such affiliates, directors, agents, employees, or controlling persons shall have any liability to the Company and its stockholders for or in connection with any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of McDonald in performing the services that are the subject of this letter. The provisions of this Appendix A shall survive any termination or completion of the engagement provided by this letter Agreement and this letter Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of laws.

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